Exhibit 10.24






                       EMPLOYMENT AGREEMENT
                       --------------------



AGREEMENT  made as  of  December  31, 1993,  by  and between  The

Travelers Insurance  Group Inc., a  Connecticut corporation  (the

"Company") and ROBERT W. CRISPIN (the "Executive").



The Company desires to employ the Executive, and the Executive is willing to serve the Company,  on the terms and conditions herein provided.  In  order to effect the foregoing,  the parties hereto wish  to enter  into an  employment  agreement on  the terms  and conditions set forth below.  Accordingly, in consideration of the premises  and  the  respective covenants  and  agreements  of the parties  herein  contained,  and intending  to  be  legally bound hereby, the parties hereto agree as follows:



     1.   Employment.  The  Company hereby  agrees to employ  the
          ----------

          Executive, and the Executive hereby agrees to serve the

          Company, on the terms and conditions set forth herein.



     2.   Term.   The employment of the Executive  by the Company
          ----

          as provided in Section  1 shall commence on the  effective date of the proposed merger between  Primerica Corporation and The Travelers Corporation (the parent company of the

          Company) ("Travelers")  presently expected to  be on or

          about December 31, 1993 (the "Commencement Date").  The

          term  of  this  Agreement  shall  expire on  the  third

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          anniversary of  the Commencement  Date unless  prior to

          such date this  Agreement shall be extended  by written

          agreement of the parties.



     3.   Positions and  Duties; Location.   The Executive  shall
          --------------------------------

          have  the title  of Vice  Chairman of  the  Company and

          shall serve as a senior  executive of the Company  with

          such   responsibilities,    duties   and    authorities

          consistent with his status as a senior executive of the

          Company as  may from  time to time  be assigned  to the

          Executive  by  the  Chief  Executive  Officer   of  the

          Company.    During  the  term  of this  Agreement,  the

          Executive shall devote  substantially all his  time and

          best  efforts  during  normal  business  hours  to  the

          business  and   affairs  of  the  Company   except  for

          vacations, illness  or incapacity, but nothing  in this

          Agreement shall  preclude the  Executive from  devoting

          reasonable  periods  required  for  (i)  serving  as  a

          director or member of a committee of any not-for-profit

          organization or, with  the prior approval of  the Chief

          Executive  Officer  of  the   Company,  any  for-profit

          organization,  in each  case involving  no conflict  of

          interest with the Company, (ii) delivering lectures and

          fulfilling speaking engagements, and  (iii) engaging in

          charitable and  community activities provided  that any

          of such activities do not materially interfere with the

          performance of his duties hereunder.



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     4.   Compensation and Related Matters.
          ---------------------------------



          (a)  Salary and Bonus.  During  the period of
               -----------------

          the  Executive's  employment  hereunder,  the

          Company  shall   continue  to   pay  to   the

          Executive a base salary at the rate in effect

          on the date hereof, such salary to be paid in

          accordance with the  Company's normal payment

          schedule.  The Executive  will participate in

          the  Company's  discretionary   annual  bonus

          program   and    shall   be    eligible   for

          discretionary  review   of  base   salary  in

          accordance  with  Company practice,  in  each

          case  as may be in effect  from time to time.

          Effective beginning with compensation payable

          with  respect to  1994,  the Executive  shall

          also participate in the Primerica Corporation

          Capital Accumulation Plan, as  in effect from

          time to time.



          During any period that the Executive fails to

          perform his  duties hereunder as a  result of

          incapacity due to physical or mental  illness

          ("disability  period"),  the  Executive shall

          continue  to  receive  his full  base  salary

          until his  employment is  terminated pursuant

          to   Section  5(b)   hereof,  provided   that

          payments so made to the Executive during such

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          period shall  be reduced  by the  sum of  the

          amounts,  if any,  payable  to the  Executive

          under disability benefit plans of the Company

          or  under  the   Social  Security  disability

          insurance program.



          (b)  Expenses.    During   the  term  of  the
               ---------

          Executive's    employment   hereunder,    the

          Executive shall be entitled to receive prompt

          reimbursement   for   all    reasonable   and

          customary expenses incurred  by the Executive

          in performing  services hereunder,  including

          all  expenses of  travel and  living expenses

          while away from  home on  business or at  the

          request of and in the service of the Company,

          provided that such  expenses are incurred and

          accounted for in accordance with the policies

          and procedures established by the Company.



          (c)  Other Benefits.  The Executive shall  be
               ---------------

          entitled  to  participate   in  all  of   the

          employee  benefit   plans  and   arrangements

          generally available  to senior  executives of

          the Company.  During your first five years of

          employment (commencing  July, 1991)  you will

          receive two years of pension credit for  each

          completed year of service.



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          (d)  Stock  Options; Restricted  Stock.   The
               ----------------------------------

          Executive has  previously received  awards of

          stock options  and/or restricted  stock. Such

          prior  awards   shall  be  governed   by  the

          provisions of  the  plans  under  which  such

          awards were granted, including the provisions

          of the offer made or to be  made by Primerica

          Corporation  to  holders   of  Company  stock

          options  providing,   in  general,   for  the

          conversion of  existing stock options  of The

          Travelers    Corporation    into    Primerica

          Corporation  stock options,  as described  in

          the prospectus supplement covering such offer

          and  delivered  separately   (the  "Roll-Over

          Offer").    The  Executive  hereby elects  to

          participate  fully  in the  Roll-Over  Offer.

          Treatment of  unvested stock  options in  the

          event  of   an  involuntary   termination  of

          employment shall  be treated as  set forth in

          the Roll-Over Offer. If the Executive  should

          terminate  his employment  for "Cause"  under

          Section  5  (e),  such termination  shall  be

          treated  as  a  termination  without  "Cause"

          under  the  Roll-Over  Offer.   Treatment  of

          unvested stock  options  in the  event  of  a

          voluntary termination of  employment shall be

          treated  as set forth in the Roll-Over Offer,

          as modified by Attachment A hereto.

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     5.   Termination.  The  Executive's employment hereunder may
          ------------

          be terminated under the following circumstances:



          (a)  Death.     The  Executive's   employment
               ------

          hereunder shall terminate upon his death.



          (b)  Disability.    If,  as a  result  of the
               -----------

          Executive's  incapacity  due to  physical  or

          mental illness, the Executive shall have been

          absent from his  duties hereunder on a  full-

          time basis for  the entire period of  six (6)

          consecutive months, the Company may terminate

          the  Executive's   employment  hereunder   on

          thirty   (30)   days'   written   notice   of

          termination  (which  may be  given  before or

          after the end of such  six (6) month period),

          unless the  Executive shall have  returned to

          the performance of his duties hereunder  on a

          full-time  basis  before  the  later  of  the

          thirtieth  (30th) day  after  such notice  is

          given or  the last day of such  six (6) month

          period.



          (c)  Cause.   The Company  may terminate  the
               ------

          Executive's employment  hereunder for  Cause.

          For purposes  of this Agreement,  the Company

          shall   have   "Cause"   to   terminate   the

          Executive's employment hereunder (i) upon the

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




          Executive's  willful refusal  to perform  his

          duties;  (ii) if  the  Executive has  entered

          into unlawful acts to enrich the Executive at

          the  Company's  expense   or  has  materially

          violated his duties to the Company, in either

          case with  resulting material  injury to  the

          Company; or (iii)  upon the Executive's gross

          misconduct that  is demonstrably  detrimental

          to the Company, provided,  that a termination

          under   clause   (i)  by     reason   of  the

          Executive's  willful refusal  to perform  his

          duties  shall  only  be  effective  upon  the

          Company's  written notice  of termination  to

          the Executive and failure of the Executive to

          remedy such refusal promptly.



          (d)  Without   Cause.     The   Company   may
               ----------------

          terminate    the    Executive's    employment

          hereunder  without  Cause provided  that  any

          such termination  shall  be  subject  to  the

          express provisions of Section 6(c) hereof.



          (e)  By  The Executive.    The Executive  may
               ------------------

          resign from employment  hereunder but subject

          to  the  express   provisions  of  Section  7

          hereof.   The  Executive  may terminate  this

          Agreement  for "Cause".  For purposes of this

          Agreement, the  Executive shall  have "Cause"

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          to terminate  this Agreement upon  a material

          breach of  this  Agreement  by  the  Company,

          (including without limitation  a reduction in

          his  base salary without  his consent.)  Such

          termination   for  "Cause"   shall  only   be

          effective upon the Executive's written notice

          of termination to the Company and the failure

          of  the   Company  to   remedy  such   breach

          promptly.



          (f)  Any  termination   of  the   Executive's

          employment by the Company or by the Executive

          (other   than    termination   pursuant    to

          subsection (a) hereof)  shall be communicated

          by written Notice of Termination to the other

          party  hereto in  accordance with  Section 8.

          For purposes of this Agreement,  a "Notice of

          Termination" shall mean a  notice which shall

          indicate the  specific termination  provision

          in  this Agreement relied upon and, except in

          the case  of a  voluntary resignation,  shall

          set forth in reasonable  detail the facts and

          circumstances claimed to provide a basis  for

          termination  of  the  Executive's  employment

          under the provision so indicated.



          (g)  "Date of Termination" shall  mean (i) if

          the Executive's  employment is  terminated by

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




          his death, the date of his death, (ii) if the

          Executive's  employment  is   terminated  for

          disability pursuant to  subsection (b) above,

          the  later of the  thirtieth (30th) day after

          Notice of Termination or the  last day of the

          6-month period referred to  in subsection (b)

          (provided that  the Executive shall  not have

          returned to the performance  of his duties on

          a full-time  basis   before such  later day),

          (iii)  if   the  Executive's   employment  is

          terminated pursuant to  subsection (c) above,

          the  later  of  the   date  such  termination

          becomes  effective under  subsection (c)  and

          the   date  specified   in   the  Notice   of

          Termination,   (iv)   if    the   Executive's

          employment   is   terminated    pursuant   to

          subsection (e) above,  the later of the  date

          such  termination  becomes   effective  under

          subsection (e) and the date specified in  the

          Notice  of   Termination,  and  (v)   if  the

          Executive's employment is  terminated for any

          other reason, the  date on which a  Notice of

          Termination   is  given.     Termination   of

          employment   shall   be  effective   on   the

          respective Date of Termination.



     6.   Compensation Upon Termination.
          ------------------------------

          (a)  If   the   Executive's   employment   is

          terminated by his death or  on account of his

          disability, the  Company shall  pay the  full

          base  salary  due   to  the  Executive  under

          Section  4 through  the  Date of  Termination

          together with a discretionary  pro rata bonus

          for   the  year   in  which   such   Date  of

          Termination occurs  to the  Executive or  his

          estate or  as may  be directed  by his  legal

          representative or the legal representative of

          such estate.



          (b) (i)   If  the  Executive's  employment is

          terminated by  the Company  for Cause or  if,

          during the period after the first anniversary

          of the Commencement Date, the Executive shall

          resign from his employment, the Company shall

          pay  the  Executive  his   full  base  salary

          through the  Date of Termination  at the rate

          in effect at  the time Notice  of Termination

          is given (to the extent not already paid) and

          the Company shall have no further obligations

          to the Executive under  this Agreement.  (ii)

          If  the  Executive  shall   resign  from  his

          employment prior to  the first anniversary of

          the Commencement Date, the Company shall  pay

          the Executive  his full  base salary  through

          the Date of Termination at the rate in effect

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          at the  time Notice  of Termination  is given

          (to  the extent  not already  paid) plus  the

          amount calculated  as shown  on Attachment  A

          hereto.



          (c)  If  the  Company   shall  terminate  the

          Executive's  employment without  Cause or  if

          the Executive  terminates this  Agreement for

          "Cause",  the Company shall pay or provide to

          the  Executive   the  following   amounts  or

          benefits:

               (i)   if   such    termination   is

               effective on or before December 31,

               1994, his then  current base salary

               through the remaining  term of this

               Agreement,  as  and  when otherwise

               due and subject  to appropriate tax

               withholding,   together   with  his

               bonus  for 1994  (such bonus  to be

               equal  to   his  bonus   for  1993,

               subject    to    appropriate    tax

               withholding,  and  payable  at  the

               time  such  bonuses  are  otherwise

               generally paid to senior executives

               of the Company  for the year 1994);

               or

               (ii) if such termination is effective

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               after December 31, 1994, his then current

               base salary, as  and when otherwise

               due and subject  to appropriate tax

               withholding, through  the remaining

               term of this Agreement; and

               (iii)     reasonably    appropriate

               executive outplacement services;

               (iv) reimbursement  of up  to $7500

               of tax and other financial planning

               services expenses  for the  year in

               which  such  Date   of  Termination

               occurs;

               (v)   continued  participation   in

               Company employee  medical plans  on

               terms and  conditions and  at costs

               generally  available  from  time to

               time to  Company employees  for one

               year   following   the    Date   of

               Termination;

               (vi) additional service  credit for

               purposes  of  vesting  and  benefit

               determination  under   the  Pension

               Plan for Salaried  Employees of the

               Company (The  "Pension Plan")  such

               that  the total  of his  actual and

               credited service is ten (10) years;

               and

               (vii)   vesting   in   his  Company

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               Contributions   Account  and   ESOP

               Account under the  Company Savings,

               Investment  and  Stock  Option Plan

               (TESIP).





          (d)  The  provisions  of  Section XI  of  The

          Travelers   Severance   Plan   for   Officers

          (entitled "Certain Additional Payments By the

          Company")  shall apply  with  respect to  all

          payments, benefits, awards  and distributions

          by the  Company, Primerica,  Travelers and/or

          any  of their respective affiliates to or for

          the   benefit  of   the  Executive,   whether

          pursuant to this Agreement  or otherwise.  To

          the  extent  the  additional  service  credit

          referred to in Section 4(c) or in clause (vi)

          above  may  not  be  taken  into account  for

          purposes of the Pension Plan, or the  vesting

          referred  to  in clause  (vii)  above is  not

          permitted under the TESIP,  the Company shall

          pay  the additional  amounts that  would have

          been  payable   to  the   Executive  or   his

          beneficiary under  the Pension  Plan and  the

          TESIP if  such additional service  credit had

          been taken into account and such vesting  had

          been permitted, in  the time and  manner that

          such amounts  would otherwise have  been paid

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          under such  plans.  The payments  required by

          the preceding sentence may  be made through a

          nonqualified "top hat" plan.



          (e)  The provisions of this Section 6 are the

          exclusive rights  of the  Executive regarding

          severance  or termination  and the  Executive

          agrees that such provisions  shall be in full

          satisfaction of any claims  the Executive may

          have  as  a  result  of such  termination  of

          employment.



     7.   Confidentiality.  During the term of this Agreement and
          ---------------

          thereafter, the  Executive will not except (i) pursuant

          to and in the ordinary  course of his employment by the

          Company  or,  (ii)  with  the  written consent  of  the

          Company, make use of or  divulge to any person, firm or

          corporation, any  confidential business  information of

          the  Company,   its  affiliates  or   customers.    The

          provisions  of  this   Section  7  shall   survive  the

          termination, for any reason, of this Agreement.  In the

          event   the   Executive's   employment   hereunder   is

          terminated for any  reason, whether  by the Company  or

          the Executive, the  Executive shall not for a period of

          one year following the Date of Termination, without the

          Company's prior written consent, be personally involved

          in soliciting  or otherwise  inducing  any employee  or

          agent  of  the Company  or  any  of  its affiliates  to

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          terminate or reduce such relationship.



     8.   Notice.  For  the purpose  of this Agreement,  notices,
          -------

          demands  and all other  communications provided  for in

          this Agreement shall be in writing and shall  be deemed

          to have been  duly given  when personally delivered  as

          follows delivered to  or when  mailed by United  States

          certified or registered mail, return receipt requested,

          postage prepaid, addressed as follows:



          If to the Executive:



                    Robert W. Crispin

                    The Travelers Insurance Group Inc.

                    One Tower Square

                    Hartford, CT  06183



          If to the Company:



                    The Travelers Insurance Group Inc.

                    One Tower Square

                    Hartford, CT  06183

                    Attention:  Chief Executive Officer



          or  to such  other  address as  either  party may  have

          furnished   to  the  other  in  writing  in  accordance

          herewith,  except  that  notices of  change  of address

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          shall be effective only upon receipt.



     9.   Miscellaneous.  No  provision of this Agreement  may be
          --------------

          modified,  waived  or  discharged unless  such  waiver,

          modification or discharge  is agreed to in  writing and

          signed by the  Executive and a duly  authorized officer

          of the  Company.  No  waiver by either party  hereto at

          any time of any breach by the other party hereto of, or

          compliance  with, any  condition or  provision of  this

          Agreement  to be performed by such other party shall be

          deemed a waiver of similar  or dissimilar provisions or

          conditions at the  same or at  any prior or  subsequent

          time.    This   Agreement  shall  be  binding   on  the

          successors and assigns  of the Company.   The validity,

          interpretation,  construction and  performance of  this

          Agreement shall be governed by the laws of the State of

          Delaware  without  regard  to  its   conflicts  of  law

          principles.



     10.  Validity.   The  invalidity or unenforceability  of any
          ---------

          provision  or provisions  of this  Agreement  shall not

          affect  the validity  or  enforceability  of any  other

          provision of this Agreement, which shall remain in full

          force and effect.



     11.  Counterparts.  This Agreement may be executed in one or
          -------------

          more counterparts, each of which shall  be deemed to be

          an original but  all of which together  will constitute

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          one and the same instrument.



     12.  Entire Agreement.  This Agreement sets forth the entire
          -----------------

          agreement  of  the  parties hereto  in  respect  of the

          subject matter  contained  herein  and  supersedes  all

          prior  agreements  (including without  limitation  that

          certain letter agreement dated July 1, 1991), promises,

          covenants,         arrangements,        communications,

          representations or warranties, whether oral or written,

          by any officer,  employee or  representative of  either

          party hereto.



































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          IN  WITNESS WHEREOF,  the  Parties  have executed  this

Agreement as of the date and year first above written.



                                  The   Travelers  Insurance Group Inc.


                                  By:  /s/ Robert I. Lipp
                                       --------------------------

                                       Name:  Robert I. Lipp

                                       Title:  Chief Executive Officer


                                  EXECUTIVE


                                  /s/ Robert W. Crispin
                                  -------------------------------

                                  Robert W. Crispin



Primerica  Corporation hereby consents to The Travelers Insurance

Group Inc. entering into the foregoing employment agreement.



                                  Primerica Corporation



                                  By:  /s/ Charles O. Prince, III
                                       --------------------------

                                      Name:   Charles O.  Prince, III

                                      Title:  Senior Vice President
                                              and General Counsel


                                  Date:
                                         ------------------------


                                                               18






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                                                     Attachment A

                        ROBERT W. CRISPIN



Calculation of payment pursuant to Sec.6 (b) (ii).



A payment  equal  to the  amount  of the  "spread" on  any  stock options  of  the  surviving  corporation  in the  merger  between

Primerica Corporation and The Travelers  Corporation which are at the time of resignation unvested  as a result of participation in

the   Roll-Over  Offer  and   forfeited  as  a   result  of  such

resignation, as such "spread" exists on the Effective Date of the

Merger.   For these purposes, "spread" is  the difference between

the  closing  price   of  the  common  stock   of  The  Travelers

Corporation   on   the   New  York   Stock   Exchange  (Composite

Transactions) and the relevant option exercise price.  The number of  shares to  be multiplied  by  the "spread"  and the  relevant option price shall  be appropriately  adjusted by the  conversion factor in  connection with  the Merger but  the number  of shares shall not include  shares scheduled to vest in  January 1994 even if the resignation occurs prior to that vesting.

















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